Exhibit 10.2

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

American Heritage Arms, Inc.

2008 Stock Incentive Plan

This Award Agreement (the “Agreement”) made as of this _____ day of _______________, 2008, between American Heritage Arms, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Optionee”), is made pursuant to the terms of the American Heritage Arms, Inc. 2008 Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.         Grant of Option. The Company has granted to the Optionee a non-qualified stock option for the purchase of the number of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), specified in Appendix A hereto (the “Option Shares”). Each option identified in Appendix A shall be subject to the conditions hereinafter provided and subject to the terms and conditions set forth in the Plan, a copy of which the Optionee acknowledges having received. (Each option identified in Appendix A is hereinafter referred to as an “Option.”)

Section 2.         Exercise Price. The exercise price per share of each Option shall be the Fair Market Value of a share of the Common Stock on the Date of Grant (as defined in the Plan) (the “Option Price”) as set forth on Appendix A hereto.

Section 3.	Vesting of Options.

(a)       Vesting Schedule. A portion of each Option shall vest and become exercisable on [the applicable anniversary of the Date of Grant thereof] as set forth in Appendix A, subject to the Optionee’s continued employment with the Company or any Subsidiary on each such vesting date.

(b)	Acceleration Events.

(i)         Notwithstanding the foregoing, each Option shall become fully and immediately vested and exercisable upon the occurrence of a Change in Control of the Company provided that the respective Option remains outstanding immediately prior to the effective date of the Change in Control.

(ii)        Notwithstanding the foregoing, a certain number of Option Shares as determined below shall become fully and immediately vested and exercisable: (A) if the Optionee's employment with the Company or any Subsidiary is terminated by the Company Without Cause or (B) if the Optionee terminates his employment with the Company or any Subsidiary for Good Reason, in each case provided that the respective Option to which such Option Shares relate remains outstanding immediately prior to the effective date of each such occurrence.

(iii)      For the purposes of Section 3(b)(ii), the number of Option Shares subject to partial acceleration and vesting shall be the number (rounded to the nearest whole number) equal to the number of Option Shares that are scheduled to vest at the end of the twelve (12) month period in which such termination occurs multiplied by a fraction, the numerator of which is the number of days elapsed before such termination date in the applicable twelve (12) month vesting period in which termination occurs and the denominator of which is 365.

(iv)	For the purposes of this Section 3(b) the following definitions apply:

(A)      "Cause" shall mean (1) the failure of the Optionee substantially to perform the Optionee's duties [under the employment agreement, dated [____], by and between the Optionee and the Company (the "Employment Agreement") (other than any such failure due to physical or mental illness) or other material breach by the Optionee of any of his obligations thereunder] [as directed by the Company and/or the Optionee's supervising employee], after a demand for substantial performance or demand for cure of such breach is delivered, and a reasonable opportunity to cure is given, to the Optionee by the Company, which demand identifies the manner in which the Company believes that the Optionee has not substantially performed his duties or breached his obligations, (2) the Optionee’s gross negligence or serious misconduct that has caused or would reasonably be expected to result in material injury to the Company or any of its affiliates, (3) the Optionee’s conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony, or (4) the Optionee’s violation of any provision of the Company’s business ethics policy that has resulted or would reasonably be expected to result in material injury to the Company or any of its affiliates, but only after a demand for cure of such violation is delivered, and a reasonable opportunity to cure is given, to the Optionee by the Company, which demand identifies the manner in which the Company believes that the Optionee has violated a material provision of the Company’s business ethics policy.

(B)      "Disability" shall mean a physical or mental disability that prevents the performance by the Optionee of his duties [under the Employment Agreement] [as directed by the Company and/or the Optionee's supervising employee] lasting for a period of one hundred eighty (180) days or longer, whether or not consecutive, in any twelve (12) month period. The determination of the Optionee’s Disability shall be made by the Board after receiving an evaluation from an independent physician selected by the Company and reasonably acceptable to the Optionee and shall be final and binding on the parties hereto.

(C)      "Good Reason" shall mean a termination of employment with the Company or any Subsidiary by the Optionee within thirty (30) days following the occurrence of: [(i) a material breach by the Company of any of its obligations under the Employment Agreement;] [(ii)] a reassignment of the Optionee the effect of which is a material diminution of the Optionee's duties;

[(iii)] a material reduction of the Optionee’s base salary or other compensation; or [(iv)] the assignment of the Optionee to a principal office located beyond a 50-mile radius of the Optionee’s then current work place, in each case without the Optionee’s consent.

(D)      "Without Cause" shall mean a termination of the Optionee's employment with the Company or any Subsidiary by the Company for reasons other than the Optionee's death or Disability or for Cause.

Section 4.         Option Term. Option Shares that become vested pursuant to Section 3 hereof may be purchased at any time on or after the date of such vesting and prior to the expiration of the term of the Option to which they relate (each, an “Option Term”). An Option Term shall expire on the day prior to the tenth anniversary of the applicable Date of Grant, unless earlier terminated in accordance with the terms of the Plan or upon termination of the Optionee’s employment with the Company or any Subsidiary (“Termination of Employment”) in accordance with Section 5 hereof. Upon the expiration of an Option Term, any unexercised Option Shares underlying such expiring Option shall be cancelled and shall be of no further force or effect.

Section 5.	Termination of Employment.

(a)       General. Except as provided in Section 3(b) hereof, in the event of a Termination of Employment prior to the date that all Option Shares become vested in accordance with Section 3 hereof, the Optionee (and the Optionee's estate, designated beneficiary or other legal representative) shall forfeit the Optionee’s interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect. In the event of a Termination of Employment for any reason, the Optionee shall retain the right to purchase any Option Shares that have previously become vested until the expiration of 90 days following the effective date of such Termination of Employment (or the expiration of the applicable Option Term, if earlier); provided, however, that such 90 day period may be extended (but not beyond the applicable Option Term) upon determination of the Committee or the Board.

(b)       Death or Disability. Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Employment as a result of death or Disability, certain unvested Options hereunder shall become fully and immediately vested and exercisable in accordance with Section 3(b)(ii) hereof, and the Optionee, or the Optionee's legal representative, shall retain the right to purchase the Option Shares in accordance with the terms hereof until the expiration of 12 months following the date of such Termination of Employment (or the expiration of the applicable Option Term, if earlier); provided, however, that such 12 month period may be extended (but not beyond the applicable Option Term) upon determination of the Committee.

Section 6.	Procedure for Exercise.

(a)         Notice of Exercise. An Option may be exercised, in whole or in part, and whole Option Shares may be purchased, at any time during the term thereof by notice to the Company in the form attached hereto as Exhibit A, together with (i) payment of the aggregate

Option Price therefor and any applicable withholding taxes and (ii) execution of an Instrument of Accession to the Stockholders Agreement, dated December 11, 2007, among the Company and the stockholders of the Company named therein, as amended from time to time in a form acceptable to the Board or the Committee (the "Instrument of Accession").

(b)        Payment of Option Price. Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted transaction, or (iv) by a combination of the foregoing methods. In addition and at the time of exercise, if and to the extent required by applicable law, the Optionee shall remit to the Company under procedures specified by the Company all required Federal, state and local withholding tax amounts in any manner as permitted above for payment of the Option Price.

(c)       Delivery of Stock Certificates Upon Exercise. Upon each exercise of an Option, the Company shall mail or deliver to the Optionee (or beneficiary in the case of exercise by a beneficiary), as promptly as practicable, a stock certificate or certificates representing the shares of Common Stock then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of an Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of the Option and the issuance of shares of Common Stock pursuant to such exercise will not violate the Securities Act of 1933 (the “Act”), as amended (as then in effect or any similar statute then in effect), or the securities laws of any state applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.

Section 7.	Investment Representation.

(a)         Upon the exercise of an Option at a time when there is not in effect a registration statement under the Act relating to the shares of Common Stock, by virtue of such exercise, the Optionee shall be deemed to represent and warrant to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws. No shares of Common Stock shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive.

(b)        The Optionee hereby acknowledges that the Common Stock will be subject to the Stockholders' Agreement and hereby represents and warrants that this Agreement and the Instrument of Accession shall have been duly executed and delivered by the Optionee.

(c)         The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations, and the Stockholders' Agreement.

Section 8.         Limitation of Rights. The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a stock certificate evidencing the Common Stock. Nothing in this Agreement or an Option shall confer upon the Optionee any right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

Section 9.         Adjustments. All Options granted hereunder shall be subject to the provisions of Section 4.2 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 10.       Transfer Restrictions. No Option may be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution; provided, however, that the Optionee may, during the Optionee’s lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of an Option to or for the benefit of the Optionee’s “family members” (as defined in a manner consistent with the rules applicable to registration statements on Form S-8 promulgated under the Securities Act of 1933), which include certain trusts and other entities established for the benefit of the Optionee and/or the Optionee’s family members. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee. In the event that an Optionee becomes legally incapacitated, an Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative. If the Optionee dies, an Option shall thereafter be exercisable by the legatee of such Option under the Optionee’s will or by the Optionee’s estate in accordance with the Optionee’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Option was exercisable by the Optionee on the date of the Optionee’s death. An Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon an Option, shall be null and void and without effect.

Section 11.       Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 12.       Construction. All Options hereunder are granted pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Optionee hereby acknowledges that a copy of the Plan has been delivered to the Optionee and accepts the Options hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

Section 13.       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 14.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15.       Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 16.       Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first above written.

____________________________________

By: _________________________________

Name:

Title:

OPTIONEE

________________________________
Signature of Optionee

____________________________________

Print Name

Appendix A

DATE OF GRANT	NUMBER OF SHARES SUBJECT TO OPTION	OPTION PRICE	ANNIVERSARY	NUMBER OF SHARES TO VEST

Exhibit A

AMERICAN HERITAGE ARMS, INC.

2008 STOCK INCENTIVE PLAN

Notice of Exercise of Nonqualified Stock Option

1.         Exercise of Option. Pursuant to the American Heritage Arms, Inc. 2008 Stock Incentive Plan (the "Plan") and my Award Agreement thereunder dated _____________ (the "Agreement"), I hereby elect to exercise my option ("Option") to the extent of ____________ shares of common stock ("Shares") of American Heritage Arms, Inc. (the "Company").

2.         Delivery of Payment. I hereby deliver to the Company a cashier's check in the amount of US Dollars $ ____________ in full payment of the purchase price of the Shares determined by multiplying (a) the exercise price per Share as set forth in my Agreement, by (b) the number of Shares as to which I am exercising the Option and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3.         Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

(a)       I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended.

(b)       I am aware of the Company's and its Subsidiaries' business affairs and financial condition and have acquired sufficient information about the Company and its Subsidiaries to reach an informed and knowledgeable decision to acquire the Shares.

(c)       I understand that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d)       I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)       I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Agreement are incorporated herein by reference.

(f)        I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

Submitted by the Optionholder:

Date:___________	By:_________________________________

Print Name:___________________________

Address:_____________________________

Social Security No.______________________

Received and Accepted by the Company:

AMERICAN HERITAGE ARMS, INC.

By:__________________________________

Print Name:___________________________

Title:________________________________

Note: If options are being exercised on behalf of a deceased Plan Participant, then this Notice must be signed by such Participant's personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Participant's personal representative under applicable local law governing decedents' estates.